UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐[ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 – Financial Information.

Item 2.02 Results of Operations and Financial Condition.

On January 28, 2013, First Defiance Financial Corp. (“First Defiance”) issued a press release regarding its earnings for the quarter ended December 31, 2012. A copy of the press release is attached as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 24, 2013, William J. Small, President and Chief Executive Officer of First Defiance and Chairman of the Board of Directors of First Defiance (the “Board”), announced to management his intention to retire from his positions as President and Chief Executive Officer of First Defiance to be effective as of December 31, 2013. Mr. Small intends to continue serving in his role as Chairman of the Board of both First Defiance and First Defiance’s wholly-owned subsidiary, First Federal Bank of the Midwest (“First Federal”).

(c) On January 28, 2013, the Board approved the appointment of Donald P. Hileman, 60 years old, to the positions of President and Chief Executive Officer of First Defiance, to be effective as of January 1, 2014.

Mr. Hileman has served as Chief Financial Officer of First Defiance and First Federal since March 16, 2009, after serving as Interim Financial Officer since October 20, 2008. Mr. Hileman was also appointed as Executive Vice President of First Defiance in November 2008 and Chief Executive Officer of First Defiance’s wholly-owned subsidiary, First Insurance Group of the Midwest, Inc. in July 2007, and continues to serve in those capacities. Prior to joining First Defiance, Mr. Hileman was Corporate Controller of Sky Financial Group, Inc. for 12 years.

(d) On January 28, 2013, the Board appointed Mr. Hileman to fill the vacancy on the Board created by the retirement of Dwain Metzger in April 2012. Mr. Hileman’s term will expire at the annual meeting of shareholders in 2015. Mr. Hileman has been appointed to serve on the Risk Committee of the Board of First Defiance. Mr. Hileman’s appointment to the Board and its Risk Committee is effective immediately. Mr. Hileman currently receives compensation for his service as an executive officer and will not receive any additional compensation for this service on the Board.

Mr. Hileman has in-depth knowledge and experience with the operations of First Defiance and its subsidiaries. His detailed insights will help to inform the independent directors and allow them to make better decisions.

The announcement of Mr. Small’s retirement and Mr. Hileman’s appointment is included in Exhibit 99.1.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 28, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Donald P. Hileman
Donald P. Hileman, Executive Vice President & Chief Financial Officer

Date: January 28, 2013

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